Exhibit 10.22(d)

MODIFICATION OF CREDIT AGREEMENT

THIS MODIFICATION OF CREDIT AGREEMENT (“Modification”) is made as of the 29th day of June, 2004 (the “Effective Date”), by and between SOUTHTRUST BANK, an Alabama corporation, formerly known as SouthTrust Bank, National Association acting as a Lender and as Administrative Agent and Funding Agent (collectively “Agent”) pursuant to the Credit Agreement (defined below), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, formerly known as First Union National Bank, a national banking association, acting as a lender, (together, the “Lenders”), and TODHUNTER INTERNATIONAL, INC., a Delaware corporation (the “Borrower”)

W I T N E S S E T H:

WHEREAS, On October 19, 2001, Agent, Lenders and Borrower entered into an Amended and Restated Credit Agreement (as subsequently amended, “Credit Agreement”) in connection with Revolving Loans, Term Loans and Letters of Credit made available by Lenders, and other lenders, to Borrower in an aggregate commitment that is currently of $45,000,000.00; and

WHEREAS, Borrower has requested Agent and Lenders to make certain modifications to the Credit Agreement including modifications of the financial covenants and extension of the Revolving Termination Date; and

WHEREAS, Lenders and Agent are willing to amend the Credit Agreement on the terms and conditions set forth in this Modification.

NOW, THEREFORE, in consideration of mutual promises and covenants of this Modification and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lenders, Agent and Borrower agree as follows:

1.             Recitals.  The foregoing recitals are true and correct and by this reference are made a material part of this Modification.  All capitalized terms used herein shall have the meaning ascribed to them in the Credit Agreement unless the context shall require otherwise.

2.             Lenders.  SouthTrust Bank and Wachovia Bank, National Association are the sole Lenders, having received by assignment and mutual agreement the Loan interests of the other lenders heretofore a party to the Credit Agreement as Lenders.  As of the Effective Date hereof, the Credit Percentage of SouthTrust Bank is 55.5556% and the Credit Percentage of Wachovia Bank, National Association is 44.4444%.

3.             Definitions.  The definitions of the following terms defined in Article 1 are revised as follows:

“EBITDA” means, for any period, (i) net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period, plus (ii) to the extent deducted in computing net income (or loss), (A) interest expense for such period, (B) charges against income for foreign, federal, state and local taxes for such period, (C) depreciation and amortization of intangible assets during the period, (D) non-cash charges related specifically to FASB 133, FASB 87 and FASB 123 and other non-recurring, non-cash charges during such period, (E) any extraordinary expense items and/or unusual, non-recurring cash charges not to exceed $500,000.00 realized during such period, less, (iii) non-cash credits related specifically to FASB 133, FASB 87 and FASB 123 and any other non-recurring, non-cash credits for such period, and any gains or losses on the sale or disposition of assets outside the ordinary course of the Borrower’s business for such period.  All of the foregoing shall be determined in accordance with GAAP.  EBITDA will be determined based on the most recent four (4) fiscal quarters of Borrower.

“Fixed Charge Coverage Ratio” means the ratio of (i) EBITDA, less capital expenditures, to (ii) Fixed Charges.

“Fixed Charges” means cash interest, cash taxes, scheduled principal payments on Funded Debt and cash dividends paid in the period in question, but not including any additional principal payments made by Borrower pursuant to Section 2.09.

“Funded Debt” means without duplication, the principal balance of all indebtedness, for money borrowed, purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments under which Borrower or any of its Subsidiaries is an obligor, including any current maturities of such indebtedness, plus all debt of other entities or Persons, other than Subsidiaries, which has been guaranteed by the Borrower or any Subsidiary (other than the current balance of the indebtedness of Premier Wines & Spirits, Ltd. as of October 19, 2001 guaranteed by Borrower), or which is supported by a letter of credit issued for the account of the Borrower or any Subsidiary which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendible at the option of the obligor to a date beyond one year from such date; provided that, for the purposes of this Agreement, the calculation of “Funded Debt” as of the end of Borrower’s first three (3) fiscal quarters shall exclude the bi-weekly excise tax payments made by Borrower (to the extent such payments are funded from the Revolving Credit Facility) up to $2,500,000.00 and the calculation of “Funded Debt” as of the end of Borrower’s fiscal year shall exclude the bi-weekly excise tax payments made by Borrower (to the extent such payments are funded from the Revolving Credit Facility) up to $5,000,000.00.  “Funded Debt” shall also exclude the Tank Loan.

“Revolving Termination Date” shall mean September 29, 2006.

4.             Fixed Charge Coverage.  Section 11.03 of the Credit Agreement is hereby replaced in its entirety with the following:

SECTION 11.03.  Fixed Charge Coverage.    Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00, which shall be tested at each fiscal quarter end of Borrower for the four consecutive quarters then ended.

5.             Liquidity.  Section 11.06 is hereby deleted in its entirety as of March 30, 2004.

6.             Amendment.  Notwithstanding anything in Section 14.07 to the contrary, amendments to financial covenants will be subject to approval of Required Lenders unless there are fewer than three (3) Lenders, in which case all amendments shall be subject to approval of all of the Lenders.

7.             Further Agreement.  Lenders and Borrower further agree as follows:

a.                                       Notwithstanding anything to the contrary in Sections 10.05 or 10.16 of the Credit Agreement, Borrower may pay cash dividends in an amount not to exceed 33.33% of net earnings as long as no event of Default has occurred.

b.                                      Borrower’s Foreign Subsidiaries may increase their investments in Todhunter Finance Company and Todhunter Barbados (SRL) provided such investments will be used to increase loans extended by Todhunter Finance Company to Borrower.  All such loans shall be subordinate to the Loans.

c.                                       Borrower may transfer the Cruzan trademark to a foreign entity of which Borrower or any of its Subsidiaries owns at least fifty percent.

8.             Pricing.  The pricing grid incorporated into the definition of Applicable Margin in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following:

		Applicable Margin Revolving Loans			Applicable Margin Term Loans
Level	Funded Debt/EBITDA	Eurodollar Rate	Base Rate	Unused Fee	Eurodollar Rate	Base Rate
I	≤ 3.25 and › 2.50	2.50%	.50%	0.25%	3.00%	0.75%
II	≤2.50 and › 2.00	2.25%	0.50%	0..25%	2.75%	0.75%
III	≤ 2.00 and › 1.50	2.00%	0.25%	0.25%	2.50%	00.50%
IV	≤ 1.50	1.75%	0.25%	0.25%	2.25	0.50%

9.             Warranty.  Borrower hereby warrants and represents to Lenders that, since May 14, 2003, Borrower has been and is in compliance with all provisions of the Credit Agreement and all other Loan Documents and that no default or Event of Default has occurred thereunder nor has any event occurred or failed to occur which with the passage of time or the giving of notice or both would comprise such a Default or Event of Default.

10.           Ratifications.  Borrower hereby ratifies and confirms each of its obligations and indebtedness under the Credit Agreement and each of the other Loan Documents, as amended hereby, and hereby represents and warrants to Lenders and Agent that Borrower neither has nor claims any defenses, counterclaims or offsets to any such obligations or indebtedness.

11.           Fees.  The effectiveness of this Modification and the amendments contemplated herein are expressly conditioned upon the payment by Borrower to Agent for the prorata benefit of Lenders an amendment fee of $45,000.00 (based on ten (10) basis points of the current committed amount ($45,000,000)), $13,333.33 of which shall be payable by Agent to Lender Wachovia Bank, and reimbursement by Borrower of Agent for all reasonable attorneys’ fees and expenses incurred in connection with this Modification.

12.           Miscellaneous.

(a)  This agreement shall be governed by and construed in accordance with the laws of the State of Florida.  Paragraph headings used herein are for convenience only and shall not be used to interpret any term hereof.  The Credit Agreement shall continue in full force and effect as modified by this Modification.  In the event the terms of this Modification conflict with the terms of the Credit Agreement, the terms of this Modification shall control.

(b)  This Modification constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral among the parties hereto with respect to the subject matter hereof, all of which prior agreements, understanding, negotiations and discussions, both written and oral, are merged into this Modification.  All provisions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect as modified by this Modification.  Without limiting the generality of any of the provisions of this Modification, nothing herein or in any instrument or agreement shall be deemed or construed to constitute a novation, satisfaction or refinancing of all or any portion of the Loan or in any manner affect or impair the lien or priority of the Credit Agreement or any of the Loan Documents as amended hereby.

(c)  This Modification may be executed in any number of counterparts with each executed counterpart constituting an original, but altogether constituting but one and the same instrument.

(d)  This Modification shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective heirs, legal representatives, executors, successors and assigns.

13.           RELEASE.  IN CONSIDERATION OF THE ACCOMMODATIONS PROVIDED HEREIN, BORROWER HEREBY UNCONDITIONALLY IRREVOCABLY AND FOREVER RELEASES, ACQUITS AND DISCHARGES LENDERS AND EACH OF

LENDERS’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND COUNSEL FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION THAT ANY OF THEM HAD, NOW HAS OR MAY IN THE FUTURE HAVE AGAINST ANY ONE OR MORE OF THE LENDERS OR ANY ONE OR MORE OF LENDERS’ OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR COUNSEL FOR THE ACTS OR OMISSIONS OF ANY OF THE FOREGOING PARTIES FROM THE BEGINNING OF TIME THROUGH, TO AND INCLUDING THE DATE OF THE EFFECTIVENESS OF THIS MODIFICATION, WHICH RELATED TO ANY CLAIMS ARISING OUT OF OR CONNECTED IN ANY MANNER WITH THE TRANSACTIONS CONTEMPLATED HEREIN OR IN THE CREDIT AGREEMENT AS AMENDED HEREBY OR ANY OTHER LOAN DOCUMENTS AS THE SAME MAY BE AMENDED HEREBY, AS THE CASE MAY BE.

14.           WAIVER OF JURY TRIAL.  BORROWER, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MODIFICATION OR ANY AGREEMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERS’ ENTERING INTO THIS MODIFICATION AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO BORROWER.  FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDERS, NOR THE AGENT OR ANY OF AGENT’S COUNSEL OR LENDERS’ COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY OF AGENT’S COUNSEL OR LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  NO REPRESENTATIVE OR AGENT OF LENDERS, NOR AGENT OR ANY OF AGENT’S COUNSEL OR LENDERS’ COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, Borrower, Agent and Lenders have caused this agreement to be effective as of the day and year set forth above.

WITNESSES:	BORROWER:

TODHUNTER INTERNATIONAL, INC., a Delaware corporation

/s/: Michael V. Mitrione	/s/: Ezra Shashoua, Executive Vice President
/s/: Thomas E. Streit

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 29th day of June, 2004 by Ezra Shashoua as Executive Vice President of Todhunter International, Inc., on behalf of the corporation.  He is personally known to me or has produced                                        (type of identification) as identification.

/s/: Thomas E. Streit
Notary Public
State of Florida

/s/: Thomas E. Streit
Commission No. CC982756
My Commission Expires: Nov. 19, 20o04
(Print,Type or Stamp Commissioned Name of Notary Public)

WITNESSES:	AGENT:

SOUTHTRUST BANK, an Alabama banking corporation

/s/: Michael V. Mitrione	/s/: Tom Turnberger, Vice President
/s/: Thomas E. Streit

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 29th day of June, 2004 by Tom Turnberger as Vice President of SouthTrust Bank, on behalf of the bank.  He is personally known to me or has produced _____________________ (type of identification) as identification.

/s/: Thomas E. Streit
Notary Public
State of Florida

My Commission Expires: Nov. 19, 2004
Commission No. CC 982756
(Print, Type or Stamp Commissioned Name of Notary Public)

WITNESSES:	LENDERS:

SOUTHTRUST BANK, an Alabama banking corporation

/s/: Michael V. Mitrione	/s/: Tom Turnberger, Vice President
/s/: Thomas E. Streit

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 29th day of June, 2004 by Tom Turnberger as Vice President of SouthTrust Bank, on behalf of the bank.  He is personally known to me or has produced                                           (type of identification) as identification.

/s/: Thomas E. Streit
Notary Public
State of Florida

My Commission Expires: Nov. 19, 2004
Commission No. CC982756
(Print, Type or Stamp Commissioned Name of Notary Public)
WITNESSES:

WITNESSES:	WACHOVIA BANK, NATIONAL ASSOCIATION

/s/: Michael V. Mitrione	/s/: Britton S. Core, Vice President
/s/: Thomas E. Streit

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 29th day of June, 2004 by Britton S.Core as Vice President of Wachovia Bank, National Association, on behalf of the bank.  He/She is personally known to me or has produced                                            (type of identification) as identification.

/s/: Thomas E. Streit
Notary Public
State of Florida

My Commission Expires: Nov. 19, 2004
Commission No. CC 982756
(Print, Type or Stamp Commissioned Name of Notary Public)